EXHIBIT 99.1
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD REPORTS FIRST
QUARTER 2007 OPERATING RESULTS; DECLARES QUARTERLY DIVIDEND
OF $0.15 PER COMMON SHARE
PEMBROKE, BERMUDA, May 8, 2007 - Allied World Assurance Company Holdings, Ltd (NYSE: AWH) today reported net income of $113.9 million, or $1.83 per diluted share, for the first quarter 2007 compared to net income of $98.1 million, or $1.94 per diluted share, for the first quarter 2006.
The company reported operating income of $120.4 million, or $1.94 per diluted share, for the first quarter 2007 compared to operating income of $103.9 million, or $2.06 per diluted share, for the first quarter 2006. The decrease in diluted earnings per share amounts reflects the increase in the number of shares outstanding resulting primarily from the company’s initial public offering in July 2006.
President and Chief Executive Officer Scott Carmilani commented, “We are very pleased with Allied World’s performance for the quarter. We have grown net income by 16% over the prior year and achieved an annualized operating return on equity of 21.2%. Gross premiums for the quarter were down 12% primarily due to our having recorded upward premium adjustments in our reinsurance segment in the first quarter of 2006. Without these adjustments, gross premiums declined by about 5% quarter over quarter. Our emphasis continues to be on sustaining underwriting profitability, especially in the face of softening market conditions.”
Mr. Carmilani concluded, “Notwithstanding current market conditions, we continue to leverage our diverse and seasoned books of business, strong financial strength ratings and growing asset base and expect to continue to generate strong results.”
Underwriting Results
Gross premiums written were $438.4 million in the first quarter 2007, a 12% decrease compared to $498.1 million in the first quarter 2006. Of this decrease, approximately $37.8 million, or 7.2%, was due to a reduction in estimated premium adjustments recorded in the reinsurance segment in the first quarter of 2007 as compared to the first quarter of 2006. The remaining 4.8% decrease was primarily the result of non-renewal of business that did not meet our underwriting requirements, increased competition and decreasing rates for new and renewal business.
Net premiums written were $357.8 million in the first quarter 2007, a 16.3% decrease compared to $427.5 million in the first quarter 2006. Net premiums earned in the first quarter 2007 were $286.6 million, a 7.2% decrease compared to $308.9 million for the first quarter 2006. These decreases were primarily driven by the decrease in gross premiums written.

The combined ratio was 79.7% in the first quarter 2007 compared to 85.1% in first quarter 2006. The loss and loss expense ratio was 57.9% in the first quarter 2007 compared to 66.7% in the first quarter 2006. During the first quarter 2007, the company recorded net favorable reserve development on prior accident years of $26.1 million, a benefit of 9.1 percentage points to the company’s loss ratio for this quarter. Of this development, net favorable development of $12.6 million relates to the windstorms of 2005.
Investment Results
Net investment income in the first quarter 2007 was $72.6 million, an increase of 17.2% over the $62.0 million of net investment income in the first quarter 2006. This increase primarily reflects the increase in the company’s invested asset base driven by strong operating cash flows and the proceeds from the company’s July 2006 initial public offering. During the first quarter 2007, the company recorded net realized losses of $6.5 million compared to net realized losses of $5.2 million in the first quarter 2006.
Shareholders’ Equity
As of March 31, 2007, shareholders’ equity was $2.4 billion compared to $2.2 billion reported as of December 31, 2006. Diluted book value per share was $37.89 as of March 31, 2007 compared to $35.26 as of December 31, 2006. The company’s annualized return on average equity for the three months ended March 31, 2007 was 20.1% and the annualized operating return on average equity for the three months ended March 31, 2007 was 21.2%.
Quarterly Dividend
Allied World announced today that its Board of Directors has declared a quarterly dividend of $0.15 per common share. The dividend will be payable on June 14, 2007 to shareholders of record on May 29, 2007.
Conference Call
Allied World will host a conference call on Wednesday, May 9th at 8:30 a.m. (Eastern Time) to discuss its first quarter financial results. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (800) 591-6930 (U.S. and Canada callers) or (617) 614-4908 (international callers) and entering the passcode 47308433 approximately ten minutes prior to the call.
Following the conclusion of the presentation, a replay of the call will be available through Wednesday, May 23, 2007 by dialing (888) 286-8010 (U.S. and Canada callers) or (617) 801-6888 (international callers) and entering the passcode 43576018. In addition, the webcast will remain available online through Wednesday, May 23, 2007 at www.awac.com.

Financial Supplement
A financial supplement relating to the first quarter 2007 will be available at the “Investor Relations” section of the company’s website at www.awac.com.
Non-GAAP Financial Measures
In presenting the company’s results, management has included and discussed in this press release certain non-GAAP financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.
“Operating income” is an internal performance measure used by the company in the management of its operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses and foreign exchange gains or losses. The company excludes net realized investment gains or losses and net foreign exchange gains or losses from its calculation of operating income because the amount of these gains or losses is heavily influenced by, and fluctuates in part according to, the availability of market opportunities. The company believes these amounts are largely independent of its business and underwriting process and including them may distort the analysis of trends in its insurance and reinsurance operations. In addition to presenting net income determined in accordance with GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the company’s results of operations in a manner similar to how management analyzes the company’s underlying business performance. Operating income should not be viewed as a substitute for GAAP net income.
The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is a better measure of calculating shareholder returns than book value per share.
“Annualized return on average equity” (“ROAE”) is calculated using average equity, excluding the average after tax unrealized gains or losses on investments. Unrealized gains (losses) on investments are primarily the result of interest rate movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
“Annualized operating return on average equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above), and average equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized return on average equity explanation above.
Reconciliations of these financial measures to their most directly comparable GAAP measures are included in the attached tables.
About Allied World Assurance Company
Allied World Assurance Company Holdings, Ltd, through its insurance subsidiaries, is a global provider of insurance and reinsurance solutions, offering superior client service through offices in Bermuda, the United States and Europe. Our insurance subsidiaries are rated A (Excellent) by A.M. Best Company and A- (Strong) by Standard & Poor’s. Our Bermuda and U.S. insurance subsidiaries are rated A2 (Good) by Moody’s Investors Service. For further information on Allied World Assurance Company, please visit our website at www.awac.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve inherent risks and uncertainties. Statements that are not historical facts, including statements that use terms such as “believes,” “anticipates,” “intends” or “expects” and that relate to our plans and objectives for future operations, are forward-looking statements. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (b) the effects of investigations into market practices, in particular insurance brokerage practices, together with any legal or regulatory proceedings, related settlements and industry reform or other changes arising therefrom; (c) the impact of acts of terrorism and acts of war; (d) greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices have anticipated; (e) increased competition due to an increase in capacity of property and casualty insurers or reinsurers; (f) the inability to obtain or maintain financial strength ratings by one or more of the company’s subsidiaries; (g) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (h) the company or one of its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; (i) changes in regulations or tax laws applicable to the company, its subsidiaries, brokers or customers; (j) changes in the availability, cost or quality of reinsurance or retrocessional coverage; (k) loss of key personnel; (l) changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors that could affect the company’s investment portfolio; and (m) such other risk factors as may be discussed in our most recent documents on file with the U.S. Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended March 31,
	2007	2006

Revenues:
Gross premiums written	$438,406	$498,120
Premiums ceded	(80,562)	(70,617)

Net premiums written	357,844	427,503
Change in unearned premiums	(71,278)	(118,560)

Net premiums earned	286,566	308,943

Net investment income	72,648	62,001
Net realized investment losses	(6,484)	(5,236)

Total Revenue	352,730	365,708

Expenses:
Net losses and loss expenses	165,995	205,960
Acquisition costs	29,196	36,472
General and administrative expenses	33,203	20,322
Interest expense	9,374	6,451
Foreign exchange loss	32	545

Total Expenses	237,800	269,750

Income before income taxes	114,930	95,958
Income tax expense (recovery)	1,009	(2,163)

NET INCOME	$113,921	$98,121

PER SHARE DATA:
Basic earnings per share	$1.89	$1.96
Diluted earnings per share	$1.83	$1.94

Weighted average common shares outstanding	60,333,209	50,162,842

Weighted average common shares and common share equivalents outstanding	62,207,941	50,485,556

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	March 31,	December 31,
	2007	2006

ASSETS:
Fixed maturity investments available for sale at fair value (amortized cost: 2007:
$5,392,983; 2006: $5,188,379)	$5,407,813	$5,177,812
Other invested assets available for sale, at fair value (cost: 2007: $246,500; 2006: $245,657)	263,993	262,557
Cash and cash equivalents	288,284	366,817
Restricted cash	200,813	138,223
Securities lending collateral	534,774	304,742
Insurance balances receivable	400,231	304,261
Prepaid reinsurance	154,461	159,719
Reinsurance recoverable	668,050	689,105
Accrued investment income	44,171	51,112
Deferred acquisition costs	107,465	100,326
Intangible assets	3,920	3,920
Balances receivable on sale of investments	25,239	16,545
Net deferred tax assets	5,259	5,094
Other assets	44,934	40,347

Total assets	$8,149,407	$7,620,580

LIABILITIES:
Reserve for losses and loss expenses	$3,663,224	$3,636,997
Unearned premiums	879,817	813,797
Unearned ceding commissions	25,352	23,914
Reinsurance balances payable	112,731	82,212
Securities lending payable	534,774	304,742
Balances due on purchase of investments	46,517	—
Dividends payable	9,052	—
Senior notes	498,602	498,577
Accounts payable and accrued liabilities	23,360	40,257

Total liabilities	$5,793,429	$5,400,496

SHAREHOLDERS’ EQUITY:

Common shares, par value $0.03 per share, issued and outstanding 2007: 60,390,269 shares; 2006: 60,287,696 shares	1,812	1,809
Additional paid-in capital	1,828,612	1,822,607
Retained earnings	494,073	389,204
Accumulated other comprehensive income: net unrealized gains on investments, net of tax	31,481	6,464

Total shareholders’ equity	2,355,978	2,220,084

Total liabilities and shareholders’ equity	$8,149,407	$7,620,580

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

Three Months Ended March 31, 2007	Property	Casualty	Reinsurance	Total

Gross premiums written	$101,865	$125,189	$211,352	$438,406
Net premiums written	46,132	100,645	211,067	357,844
Net premiums earned	44,491	124,409	117,666	286,566
Net losses and loss expenses	(6,865)	(90,367)	(68,763)	(165,995)
Acquisition costs	(332)	(6,038)	(22,826)	(29,196)
General and administrative expenses	(7,757)	(15,307)	(10,139)	(33,203)

Underwriting income	29,537	12,697	15,938	58,172
Net investment income				72,648
Net realized investment losses				(6,484)
Interest expense				(9,374)
Foreign exchange loss				(32)

Income before income taxes				$114,930

GAAP Ratios:
Loss and loss expense ratio	15.4%	72.6%	58.4%	57.9%
Acquisition cost ratio	0.8%	4.9%	19.4%	10.2%
General and administrative expense ratio	17.4%	12.3%	8.6%	11.6%

Combined ratio	33.6%	89.8%	86.4%	79.7%

Three Months Ended March 31, 2006	Property	Casualty	Reinsurance	Total

Gross premiums written	$119,819	$130,494	$247,807	$498,120
Net premiums written	67,197	114,194	246,112	427,503
Net premiums earned	49,102	131,982	127,859	308,943
Net losses and loss expenses	(33,319)	(97,603)	(75,038)	(205,960)
Acquisition costs	1,481	(9,319)	(28,634)	(36,472)
General and administrative expenses	(5,115)	(9,862)	(5,345)	(20,322)

Underwriting income	12,149	15,198	18,842	46,189
Net investment income				62,001
Net realized investment losses				(5,236)
Interest expense				(6,451)
Foreign exchange loss				(545)

Income before income taxes				$95,958

GAAP Ratios:
Loss and loss expense ratio	67.9%	73.9%	58.7%	66.7%
Acquisition cost ratio	(3.0%)	7.1%	22.4%	11.8%
General and administrative expense ratio	10.4%	7.5%	4.2%	6.6%

Combined ratio	75.3%	88.5%	85.3%	85.1%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended March 31,
	2007	2006

Net income	$113,921	$98,121
Net realized investment losses	6,484	5,236
Foreign exchange loss	32	545

Operating income	$120,437	$103,902

Weighted average common shares outstanding:
Basic	60,333,209	50,162,842
Diluted	62,207,941	50,485,556

Basic per share data:
Net income	$1.89	$1.96
Net realized investment losses	0.11	0.10
Foreign exchange loss	—	0.01

Operating income	$2.00	$2.07

Diluted per share data
Net income	$1.83	$1.94
Net realized investment losses	0.11	0.11
Foreign exchange loss	—	0.01

Operating income	$1.94	$2.06

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	March 31,	December 31,
	2007	2006
Price per share at period end	$42.75	$43.63

Total shareholders’ equity	2,355,978	2,220,084

Basic common shares outstanding	60,390,269	60,287,696

Add: unvested restricted share units	266,477	704,372
Add: long-term incentive plan share units	206,023	342,501
Add: dilutive options/warrants outstanding	6,588,782	6,695,990
Weighted average exercise price per share	$33.18	$33.02
Less: treasury stock method adjustment	(5,269,881)	(5,067,534)

Common shares and common share equivalents outstanding	62,181,670	62,963,025

Basic book value per common share	$39.01	$36.82
Diluted book value per common share	$37.89	$35.26

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended March 31,
	2007	2006

Opening shareholders’ equity	$2,220,084	$1,420,266
(Deduct)/add: net unrealized (gains) losses on investments, net of tax	(6,464)	25,508

Adjusted opening shareholders’ equity	2,213,620	1,445,774

Closing shareholders’ equity	2,355,978	1,478,907
(Deduct)/add: net unrealized (gains) losses on investments, net of tax	(31,481)	64,988

Adjusted closing shareholders’ equity	2,324,497	1,543,895

Average shareholders’ equity	$2,269,059	$1,494,835

Net income available to shareholders	$113,921	$98,121
Annualized net income available to shareholders	455,684	392,484
Annualized return on average shareholders’ equity - net income available to shareholders	20.1%	26.3%

Operating income available to shareholders	$120,437	$103,902
Annualized operating income available to shareholders	481,748	415,608
Annualized return on average shareholders’ equity - operating income available to shareholders	21.2%	27.8%

For further information, please contact:

Investor Contact:	Media Contact:
Keith J. Lennox	Jamie Tully/Susan Burns
Allied World Assurance Company	Sard Verbinnen & Co
212-635-5319	212-687-8080
keith.lennox@awac.com	jtully@sardverb.com
sburns@sardverb.com